SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)       October 28, 2002
                                                  ------------------------


                                Tumbleweed, Inc.
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                     333-579231                61-1327945
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(State or Other Jurisdiction of  (Commission File Number)       (IRS Employer
        Incorporation)                                       Identification No.)



2301 River Road, Suite 200, Louisville, KY                 40206
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(Address of Principal Executive Offices)                (Zip Code)



Registrant's telephone number, including area code     502-893-0323
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No change since last report.
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(Former Name or Former Address, if Changed Since Last Report)







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Item 5.  Other Events

         Tumbleweed, Inc. reported today that the proposal to acquire all the outstanding shares in a going private transaction previously announced May of 2002 has been withdrawn.

         Mr. Gerald Mansbach, the largest shareholder of Tumbleweed shares, and the lead participant in the previously announced going private proposal has notified Tumbleweed that he has decided, for personal reasons, to withdraw the going private proposal and will explore options for disposition of his existing shares.

         This summary of the attached press release is qualified in its entirety by the complete text of such document, a copy of which is attached hereto as
Exhibit 99.1.

Item 7.  Financial Statements and Exhibits
(c) Exhibit 99.1 Press Release dated October 28, 2002.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TUMBLEWEED, INC.

By:      /s/ Glennon F. Mattingly
Name:    Glennon F. Mattingly
Title:   Vice President and Chief Financial Officer

Date:    October 28, 2002




















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                                  Exhibit Index

Exhibit No.

99.1 Press Release dated October 28, 2002




























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                                  Exhibit 99.1

Contact:  Glennon F. ("Buddy") Mattingly, Chief Financial Officer,
          (502)893-0323 (ext. 385)

                 TUMBLEWEED GOING PRIVATE TRANSACTION WITHDRAWN

         LOUISVILLE, KY (October 28, 2002) - Tumbleweed, Inc. (Nasdaq/NM: TWED) reported today that the proposal to acquire all the outstanding shares in a going private transaction previously announced May of 2002 has been withdrawn.
         Mr. Gerald Mansbach, the largest shareholder of Tumbleweed shares, and the lead participant in the previously announced going private proposal has notified Tumbleweed that he has decided, for personal reasons, to withdraw the going private proposal and will explore options for disposition of his existing shares.
         Terry Smith, President and CEO of Tumbleweed, who was also a member of the Mansbach group, said, "In light of Mr. Mansbach's expression of interest in selling all or a portion of his substantial 40.5% block of the outstanding stock of the Company, and because a sale of any substantial portion of such holdings would likely have change of control or other strategic consequences, the Company intends to continue to explore strategic alternatives that might include a sale of the Company, significant investments by new third party investors, or a potential going private transaction led by other members of the initial group. However, as of the date hereof, the Company has not received any proposal from any party with respect to such matters and there can be no assurance that any such strategic transaction will result at any time in the future. The Special Committee of the Board will continue in its current capacity."
         Mr. Smith went on to say, "We understand and respect Mr. Mansbach's decision to take a different path in his investment strategy. Mr. Mansbach obtained most of his shares in settlement of a debt and we have always understood that the circumstances surrounding his acquisition presented challenges to both Mr. Mansbach, in terms of his personal investment strategy, and to the Company. We intend to continue a good working relationship with Mr. Mansbach. We will not be distracted or depart from the hard work we are doing to improve Tumbleweed for the benefit of all of our shareholders, by improving all aspects of our business, from food, to service to employee and customer relations."






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